ARTICLES OF INCORPORATION (Pursuant to NRS Chapter 78)	Filed in the office of Barbara K. Cegavske Secretary of State State of Nevada	Document Number 20160316426-81 Filing Date and Time 07/18/2016 9:28 AM Entity Number E0316412016-2
1.	Name of Corporation

1212 Development Corp.

2.	Registered Agent for Service of Process

Commercial Registered Agent: Eastbiz.com, Inc.

3.	Authorized Stock

Number of Shares with par value: 1,000

Par value per share: $10.00

4.	Name and Addresses of the Board of Directors/Trustees

William C Foulk

5348 Vegas Drive

Las Vegas, NV 89108

5.	Purpose

The purpose of the corporation shall be: ANY LEGAL PURPOSE

6.	Benefit Corporation

No.

7.	Name, Address and Signature of Incorporator

/s/William C. Foulk

William C. Foulk

5348 Vegas Drive

Las Vegas, NV 89108

8.	Certificate of Acceptance of Appointment of Registered Agent

I hereby accept appoint as Registered Agent for the above named Entity.

/s/EASTBIZ.COM, INC.

Date: 07/18/2016

Certificate of Amendment (Pursuant to NRS 78.385 and 78.390)	Filed in the office of Barbara K. Cegavske Secretary of State State of Nevada	Document Number 20170090234-88 Filing Date 02/27/2017 Entity Number E0316412016-2

Certificate of Amendment to Articles of Incorporation

For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 – After Issuance of Stock)

1.	Name of Corporation

1212 Development Corp.

2.	The articles have been amended as follows:

The aggregate number of shares that the Corporation will have authority to issue is Three Hundred Twenty Million (320,000,000), of which Three Hundred Million (300,000,000) shall be shares of common stock, par value $0.0001, and Twenty Million (20,000,000) shall be shares of preferred stock, par value $0.0001.

3.	The vote by which the stockholder holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amended is:

Unamious

4.	Effective date and time of filing:

Date: 2/23/2017

5.	Signature:

/s/William C. Foulk

Signature of Officer